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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 April 5, 1999



                         FOX ENTERTAINMENT GROUP, INC.
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            (Exact Name of Registrant as Specified in its Charter)



              Delaware            1-14595              95-4577574
          ---------------       ----------------       --------------
          (State or other       (Commission File       (IRS Employer
          jurisdiction of       Number)                Identification
          incorporation)                               No.)


                          1211 Avenue of the Americas
                           New York, New York 10036
                   -----------------------------------------
                   (Address of principal executive offices)

                   Registrant's Telephone Number, including
                          area code:  (212) 852-7111



             ----------------------------------------------------
                (Former Address, if changed since last report)



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Item 5:  Other Events.

     The News Corporation Limited ("News Corporation"), the parent company of Fox Entertainment Group, Inc. (the "Company"), announced on April 5, 1999 that it has agreed to acquire substantially all of Liberty Media Corporation's ("Liberty") 50% interest in Fox/Liberty Networks, LLC and other related businesses.

     In exchange for its interests, Liberty will receive approximately 51.8 million ADRs (representing 207.1 million preferred limited voting ordinary shares of News Corporation) valued at $1.425 billion.

     Upon consummation of the transaction, News Corporation will transfer the acquired interests to the Company in exchange for 51,759,834 shares of the Company's Class A Common Stock valued at approximately $1.425 billion, thereby increasing News Corporation's equity interest in the Company to 82.8%, up from 81.4%. The Company currently holds the other 50% interest in the Fox/Liberty joint ventures.

     The transaction is expected to close by the end of June upon fulfillment of certain customary conditions, including regulatory approvals.

     Liberty will retain its 50% interest in International Sports Programming Partners, the international sports programming business in which the Company and Liberty are partners.

                                      -2-
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 9, 1999

                              FOX ENTERTAINMENT GROUP, INC.



                              By:      /s/ Lawrence A. Jacobs
                                 ----------------------------------
                                    Name:   Lawrence A. Jacobs
                                    Title:  Secretary